Exhibit 99.1

Contact:
Investor Relations:
Nicole Gunderson
IR@mindbodyonline.com
888-782-7155
Media Contact:
Jennifer Saxon
jennifer.saxon@mindbodyonline.com
805-419-2839
MINDBODY Reports Third Quarter 2017 Financial Results
Total Revenue Grows 32% Year over Year
Subscription and Services Revenue Grows 34% Year over Year
Average Revenue Per Subscriber Grows 27% Year over Year
SAN LUIS OBISPO, Calif., October 26, 2017 (GLOBE NEWSWIRE)—MINDBODY, Inc. (NASDAQ: MB), the leading technology platform for the wellness services industry, today announced financial results for the third quarter ended September 30, 2017.

“We had a great third quarter highlighted by the early success of our refined subscriber growth strategy,” said Rick Stollmeyer, Co-founder and Chief Executive Officer of MINDBODY. “Our focus on adding the right customers that contribute significant wellness inventory to our platform is driving accelerated adoption of our consumer apps and the MINDBODY network.”

“We delivered strong financial performance in the third quarter, generating year over year revenue growth of 32% and record gross margins,” said Brett White, Chief Operating Officer and Chief Financial Officer. “Additionally, due to the improving unit economics of our subscriber base and our continued financial discipline, we generated positive Non-GAAP net income for the first time.”

Third Quarter 2017 Financial Results

•	Total revenue in the third quarter of 2017 was $46.6 million, a 32% increase year over year.

•	Subscription and services revenue in the third quarter of 2017 was $28.3 million, a 34% increase year over year.

•	Payments revenue in the third quarter of 2017 was $17.8 million, a 32% increase year over year.

•
GAAP net loss in the third quarter of 2017 was $(3.6) million, or $(0.08) per basic and diluted share, compared to a GAAP net loss in the third quarter of 2016 of $(5.9) million, or $(0.15) per basic and diluted share.

•
Non-GAAP net income[1] in the third quarter of 2017 was $0.7 million, or $0.01 per basic and diluted share, compared to a non-GAAP net loss in the third quarter of 2016 of $(3.5) million, or $(0.09) per basic and diluted share.

•	Adjusted EBITDA[1] in the third quarter of 2017 was $2.5 million, compared to an Adjusted EBITDA loss in the third quarter of 2016 of $(1.1) million.

Recent Business Highlights

•	End of period subscribers increased 1% year over year to 59,028. End of period High Value Subscribers increased 8% year over year.

•	Average monthly revenue per subscriber (ARPS) grew 27% year over year to approximately $259.

•	Dollar-based net expansion rate was 106%, compared to 115% as of the end of the third quarter of 2016.

•	Payments volume increased 23% year over year to over $2.0 billion.

•
BOLD 2017, the MINDBODY Conference, was held in September in San Diego. BOLD brought together over 1,300 business owners, practitioners and experts from across the wellness services industry, from boutique fitness to salons and spas to integrative health, to see our new products and latest software improvements, network and share best business practices.

•
Launched dynamic pricing technology in the MINDBODY App, under “Last Minute Offers”, giving MINDBODY customers the opportunity to fill more spots in their classes and optimize their revenue by adjusting prices based on consumer demand.

1    A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures”.

Outlook
For the fourth quarter and full year 2017, MINDBODY expects to report:

•	Revenue for the fourth quarter of 2017 in the range of $48.5 million to $49.5 million, representing 27% to 30% growth over the fourth quarter of 2016.

•	Revenue for the full year of 2017 in the range of $181.4 million to $182.4 million, representing approximately 31% growth over the full year of 2016.

•	Non-GAAP net income for the fourth quarter of 2017 in the range of $0.0 to $1.0 million and diluted weighted average shares outstanding for the fourth quarter of approximately 48.8 million shares.

•	Non-GAAP net loss for the full year of 2017 in the range of $(1.0) million to $0.0 and weighted average shares outstanding for the full year of approximately 44.3 million shares.

The outlook for non-GAAP net income (loss) excludes estimates for stock-based compensation expense and amortization of acquired intangible assets. A reconciliation of these non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis because we do not provide guidance on GAAP net loss, primarily as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense and amortization of acquired intangible assets. In particular, stock-based compensation expense is impacted by MINDBODY’s future hiring and retention needs, as well as the future fair market value of MINDBODY’s Class A common stock, all of which is difficult to predict and is subject to constant change. The actual amount of these expenses during 2017 will have a significant impact on MINDBODY’s future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.
Quarterly Conference Call and Related Information
MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (844) 494-0191, or outside the U.S. (508) 637-5581, with Conference ID# 90928645

•	at least five minutes prior to the 1:30 p.m. PT start time.

•
Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•
Audio replay: An audio replay will be available between 4:30 p.m. PT October 26, 2017 and 7:30 p.m. PT November 2, 2017 by calling (855) 859-2056 or (404) 537-3406 with Passcode 90928645. The replay will also be available at investors.mindbodyonline.com.

About MINDBODY
MINDBODY, Inc. (NASDAQ: MB) is the leading technology platform for the wellness services industry. Local wellness entrepreneurs worldwide use MINDBODY’s integrated software and payments platform to run, market and build their businesses. Consumers use MINDBODY to more easily find, engage and transact with wellness providers in their local communities. For more information on how MINDBODY is helping people lead healthier, happier lives by connecting the world to wellness, visit mindbodyonline.com.
© 2017 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Connecting the World of Wellness are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, our current estimates of fourth quarter revenue, non-GAAP net income, and diluted weighted average shares outstanding; full year 2017 revenue, non-GAAP net loss, and weighted average shares outstanding; and statements relating to our business and growth strategy; the MINDBODY Challenge and the market opportunity relating thereto; customer adoption of our products and features, including, among others, Retail 2017 and Dynamic Pricing; launch dates for web-based Retail 2017 and nationwide Dynamic Pricing; presale and ship dates for the Poynt Smart Terminal; increasing investments in consumer marketing and engagement; the impact of our growth strategy on our financial performance, growth and profitability; and expectations regarding subscriber count in the remainder of 2017, including the composition of our subscriber base.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to continue to execute on our growth strategy; continued market acceptance of our platform; engagement of our subscribers and their consumers; our ability to continue to successfully develop new products and enhance our existing products to meet the needs of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to pricing, dynamic pricing, mobile products and features and the MINDBODY Network; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to grow and develop our payment processing activities; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2017 and the risks described under the heading “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
In this press release, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following historical non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP net income (loss) per share, basic and diluted. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA
We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, provision for income taxes, and other income (expense), net, which consisted of interest income (expense), net, and other income (expense), net.
We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; and (3) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted
We define non-GAAP net income (loss) as the respective GAAP balance attributable to common stockholders adjusted for: (1) stock-based compensation expense and (2) amortization of acquired intangible assets. Non-GAAP net income per share, basic and diluted, is calculated as non-GAAP net income divided by the weighted-average shares outstanding and the diluted weighted-average shares outstanding, respectively. Non-GAAP net loss per share, basic and diluted, is calculated as non-GAAP net loss divided by the weighted-average shares outstanding. Beginning in the fourth quarter of 2016, we changed these definitions to exclude amortization of acquired intangible assets, in addition to the other adjustments that have been previously reported. Adjusting for this item is consistent with how management internally evaluates and assesses our ongoing core operational performance. While management’s view of our ongoing operational performance has not changed significantly from prior periods, amortization of acquired intangible assets has and may continue to vary from period to period due to episodic acquisitions completed, rather than our ongoing business operations. Accordingly, we believe that excluding amortization of acquired intangible assets provides a more comprehensive understanding of our core operating results, enables more meaningful comparisons with our historical results and better aligns with our disclosures with our peers. These changes have been applied retroactively to all periods presented. These non-GAAP financial measures have a number of limitations, including the following: these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

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MINDBODY, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$225,312	$85,864
Accounts receivable	10,047	9,129
Prepaid expenses and other current assets	5,698	3,702
Total current assets	241,057	98,695
Property and equipment, net	34,484	33,104
Intangible assets, net	5,835	2,027
Goodwill	11,583	9,039
Other noncurrent assets	593	650
TOTAL ASSETS	$293,552	$143,515

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,421	$4,827
Accrued expenses and other liabilities	10,857	10,470
Deferred revenue, current portion	6,063	4,859
Other current liabilities	1,871	581
Total current liabilities	26,212	20,737
Deferred revenue, noncurrent portion	3,256	3,269
Deferred rent, noncurrent portion	1,811	1,387
Financing obligation on leases, noncurrent portion	15,066	15,450
Other noncurrent liabilities	689	1,016
Total liabilities	47,034	41,859
Stockholders' equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 42,583,388 shares issued and outstanding as of September 30, 2017; 1,000,000,000 shares authorized, 30,820,502 shares issued and outstanding as of December 31, 2016	—	—
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 4,002,891 shares issued and outstanding as of September 30, 2017; 100,000,000 shares authorized, 9,777,757 shares issued and outstanding as of December 31, 2016	—	—
Additional paid-in capital	445,928	289,317
Accumulated other comprehensive loss	(135)	(300)
Accumulated deficit	(199,275)	(187,361)
Total stockholders' equity	246,518	101,656
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$293,552	$143,515

MINDBODY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue(1)	$46,612	$35,262	$132,933	$100,830
Cost of revenue(2)	13,123	10,972	37,880	31,657
Gross profit	33,489	24,290	95,053	69,173
Operating expenses:
Sales and marketing(2)	18,514	14,599	52,210	41,534
Research and development(2)	8,976	7,747	26,426	22,758
General and administrative(2)	9,763	7,346	27,807	22,550
Total operating expenses	37,253	29,692	106,443	86,842
Loss from operations	(3,764)	(5,402)	(11,390)	(17,669)
Interest income (expense), net	172	(261)	(125)	(865)
Other income (expense), net	45	(90)	(56)	(226)
Loss before provision for income taxes	(3,547)	(5,753)	(11,571)	(18,760)
Provision for income taxes	83	142	343	279
Net loss	$(3,630)	$(5,895)	$(11,914)	$(19,039)
Net loss per share, basic and diluted	(0.08)	(0.15)	(0.27)	(0.48)
Weighted-average shares used to compute net loss per share, basic and diluted	46,460,327	39,965,454	43,475,395	39,708,257

(1) Total revenue by category is presented below:	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Subscription and services	$28,283	$21,185	$79,228	$60,554
Payments	17,786	13,484	52,155	38,540
Product and other	543	593	1,550	1,736
Total revenue	$46,612	$35,262	$132,933	$100,830

(2) Stock-based compensation expense included above was as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenue	$287	$231	$914	$666
Sales and marketing	836	613	2,013	1,636
Research and development	1,167	490	2,674	1,456
General and administrative	1,625	975	4,324	2,848
Total stock-based compensation expense	$3,915	$2,309	$9,925	$6,606

MINDBODY, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,914)	$(19,039)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,736	5,671
Stock-based compensation expense	9,925	6,606
Other	17	820
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(839)	(2,229)
Prepaid expenses and other current assets	(1,961)	(605)
Other assets	64	(67)
Accounts payable	1,661	(52)
Accrued expenses and other liabilities	265	2,635
Deferred revenue	1,152	2,031
Deferred rent	418	105
Net cash provided by (used in) operating activities	5,524	(4,124)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,792)	(6,466)
Acquisition of businesses	(1,700)	(4,138)
Net cash used in investing activities	(7,492)	(10,604)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from follow-on public offering	134,277	—
Proceeds from employee stock purchase plan	3,238	3,040
Proceeds from exercise of equity awards	5,619	4,884
Payment related to shares withheld for taxes	(1,563)	—
Repayment on financing and capital lease obligations	(321)	(287)
Other	(33)	(33)
Net cash provided by financing activities	141,217	7,604
Effect of exchange rate changes on cash and cash equivalents	199	7
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	139,448	(7,117)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	85,864	93,405
CASH AND CASH EQUIVALENTS, END OF PERIOD	$225,312	$86,288

Reconciliation of Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Net loss	$(3,630)	$(5,895)	$(11,914)	$(19,039)
Stock-based compensation expense	3,915	2,309	9,925	6,606
Depreciation and amortization	2,337	2,013	6,736	5,671
Provision for income taxes	83	142	343	279
Other expense, net	(217)	351	181	1,089
Adjusted EBITDA	$2,488	$(1,080)	$5,271	$(5,394)

Reconciliation of net income (loss):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
GAAP net loss attributable to common stockholders	$(3,630)	$(5,895)	$(11,914)	$(19,039)
Stock-based compensation expense	3,915	2,309	9,925	6,606
Amortization of acquired intangible assets	410	109	991	260
Non-GAAP net income (loss)	$695	$(3,477)	$(998)	$(12,173)

Reconciliation of net income (loss) per share, basic and diluted:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.08)	$(0.15)	$(0.27)	$(0.48)
Non-GAAP adjustments to net loss per share	0.09	0.06	0.25	0.17
Non-GAAP net income (loss) per share, basic and diluted[1]	$0.01	$(0.09)	$(0.02)	$(0.31)
(1) Basic non-GAAP net income per share for the three months ended September 30, 2017 calculated based on 46,460,327 weighted-average shares of common stock. Diluted non-GAAP net income per share for the same period calculated based on 48,341,221 diluted weighted-average shares of common stock, which includes 1,880,894 potentially dilutive shares related to employee stock awards.